                                                                    EXHIBIT 23-B




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1999, included in Columbia Energy Group's 1998 Annual Report on Form 10-K, into the following previously filed registration statements:

      1. Form S-8 of Columbia Energy Group (File No. 33-03869)
      2. Form S-8 of Columbia Energy Group (File No. 33-42776)





New York, New York
March 26, 1999